                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   June 15, 1996
                                                ----------------------------


                       AMERICAS GAMING INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                      33-15540-B                06-1189563
- ----------------------------         --------------        ---------------------
(State or other jurisdiction         (Commission           (IRS Employer
  of incorporation)                    File Number)          Identification No.)


690 South Rock Boulevard, Reno, Nevada                              89502
- ----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (702) 856-4005
                                                  --------------------------

         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

         On June 15, 1996, the Company completed a private placement of 512,500 shares of its 10% Cumulative Convertible Preferred Stock (the "Preferred Stock"). Each share of the Preferred Stock is convertible at any time at the holder's option into 3 shares of the Company's common stock. Annual cumulative dividends of $1.00 per share are payable to the holders quarterly commencing July 1, 1996.

         The Company received gross proceeds of $5,125,000 from the private placement, which will be used to acquire and install slot machine and video gaming equipment in Lima, Peru and in Namibia in accordance with previously executed gaming contracts, to expand the Company's operations in Costa Rica by installing additional machines, to continue infrastructure development in South Africa and Mexico, and to develop a sales and marketing force to promote the Company's business and explore opportunities in additional emerging gaming markets.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         The Company has provided herewith a pro forma balance sheet (unaudited) dated as of March 31, 1996. The pro forma balance sheet has been adjusted to reflect the effect on the Company's assets and liabilities of: (i) the private placement of Preferred Stock; and (ii) the completion of a conversion of certain debt into common stock of the Company.

EXHIBITS.

1. Pro forma balance sheet (unaudited) dated as of March 31, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           AMERICAS GAMING INTERNATIONAL, INC.



Date:  June 20, 1996                       By  /s/ Bill R. Williams
                                              --------------------------------
                                                   Bill R. Williams, President




                                        3